UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 2. FINANCIAL INFORMATION.

Item 2.06. Material Impairments.

On May 24, 2018, the management of FedEx Corporation (“FedEx”) concluded that a noncash charge of approximately $374 million for impairment of the value of goodwill would need to be recorded in the fourth quarter ending May 31, 2018 related to reduction of the value of the goodwill recorded as a result of the January 2015 acquisition of GENCO Distribution System, Inc. (now known as FedEx Supply Chain Distribution System, Inc. (“FedEx Supply Chain”)).

The conclusion was made in connection with FedEx’s annual impairment testing of goodwill and other intangible assets conducted in the fourth quarter in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, “Intangibles—Goodwill and Other” and in connection with the preparation of the financial statements to be included in FedEx’s annual report on Form 10-K for the fiscal year ending May 31, 2018.

The goodwill impairment charge was recognized based on the underperformance of the FedEx Supply Chain business during fiscal 2018 and its failure to attain the level of operating synergies and revenue and profit growth anticipated at the time the business was acquired. Furthermore, FedEx Supply Chain experienced an erosion in its base business during fiscal 2018, which negatively impacted its fiscal 2018 performance, particularly during the fourth quarter. Also, during the fourth quarter of fiscal 2018, FedEx Supply Chain was reorganized along with FedEx’s other specialty services businesses under FedEx Trade Networks, and a plan to improve the FedEx Supply Chain business is underway.

The goodwill impairment charge of $374 million represents substantially all of the goodwill attributed to the FedEx Supply Chain reporting unit. However, the majority of the $1.2 billion of goodwill recorded in the original acquisition of the business was attributed to other reporting units, and that goodwill is not being impaired. FedEx does not expect to be required to make any current or future cash expenditures as a result of this impairment.

Total asset impairment charges for the fourth quarter ending May 31, 2018 are expected to approximate $380 million. This includes the goodwill impairment discussed above and other asset impairment charges at FedEx Supply Chain. All of these charges are noncash.

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the factors that can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: May 29, 2018	By:	/s/ John L. Merino
John L. Merino
Corporate Vice President and
Principal Accounting Officer